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                             ENERGY VENTURES, INC.

                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1997

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Energy Ventures, Inc. ("EVI") hereby appoints Bernard J. Duroc-Danner and James G. Kiley, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of EVI that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of EVI to be held on April 30, 1997, at 9:00 a.m., Houston time, at The Ritz-Carlton Hotel, 1919 Briar Oaks, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated March 31, 1997:

(1) Proposal to approve the merger of GulfMark Acquisition Co., a wholly owned subsidiary of EVI ("Sub"), with and into GulfMark International, Inc. ("GulfMark") and the conversion of each outstanding share of GulfMark common stock, $1.00 par value, into the right to receive .6695 of one share of EVI common stock, $1.00 par value, pursuant to the Agreement and Plan of Merger dated December 5, 1996, as amended, among EVI, Sub, GulfMark and GulfMark Offshore, Inc.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                   (Continued and to be signed on other side)

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                          (Continued from other side.)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. Receipt of the Joint Proxy Statement/Prospectus dated March 31, 1997, is hereby acknowledged.

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                                                 Signature of Stockholder(s)

                                              Please sign your name exactly as
                                              it appears hereon. Joint owners
                                              must each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title as it appears
                                              thereon.

                                              Date:                , 1997.

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

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